EXHIBIT 8


                               906 CERTIFICATION

14 July 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 20-F (the "Report") accompanying this letter.

     Mark Dixon, the Chief Executive, and Stephen Stamp, the Group Finance Director, of Regus plc, each certifies that, to the best of his knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Regus plc.


                                        /s/ Mark Dixon
                                        --------------------------------
                                        Name: Mark Dixon
                                        Chief Executive


                                        /s/ Stephen Stamp
                                        --------------------------------
                                        Name: Stephen Stamp
                                        Group Finance Director


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form with the electronic version of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, has been provided to Regus plc and will be retained Regus plc and furnished to the Securities and Exchange Commission or its staff upon request.